Exhibit 32.1
CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350
In connection with the accompanying Quarterly Report on Form 10-Q of Precipio, Inc. for the period ended June 30, 2017, I, Ilan Danieli, Chief Executive Officer of Precipio, Inc., hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to my knowledge, that:

(1)	Such Quarterly Report on Form 10-Q of Precipio, Inc. for the period ended June 30, 2017, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)
The information contained in such Quarterly Report on Form 10-Q of Precipio, Inc. for the period ended June 30, 2017, fairly presents, in all material respects, the financial condition and results of operations of Precipio, Inc.

/s/ ILAN DANIELI
Ilan Danieli
Chief Executive Officer (Principal Executive Officer)

Date: August 21, 2017
A signed original of the certification required by Section 906 has been provided to Precipio, Inc. and will be retained by Precipio, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.